                        SOUTHWESTERN ENERGY COMPANY
                     SUPPLEMENTAL RETIREMENT PLAN TRUST

















SERP Trust - Page 1

                         SOUTHWESTERN ENERGY COMPANY
                      SUPPLEMENTAL RETIREMENT PLAN TRUST

Section
    Recitals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

 1  Establishment and Title of the Trust. . . . . . . . . . . . . . . . . . 3

 2  Acceptance by the Trustee . . . . . . . . . . . . . . . . . . . . . . . 4

 3  Limitation on Use of Funds. . . . . . . . . . . . . . . . . . . . . . . 4

 4  Duties and Powers of the Trustee With Respect to Investments. . . . . . 4

 5  Additional Powers and Duties of the Trustee . . . . . . . . . . . . . . 4

 6  Contributions and Payment . . . . . . . . . . . . . . . . . . . . . . . 5

 7  Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

 8  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

 9  Administration and Records. . . . . . . . . . . . . . . . . . . . . . . 7

 10 Removal or Resignation of the Trustee and Designation of Successor
    Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

 11 Enforcement of Trust Agreement and Legal Proceedings. . . . . . . . . . 9

 12 Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

 13 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

 14 Non alienation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

 15 Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

 16 Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . 10



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


                      SOUTHWESTERN ENERGY COMPANY
                   SUPPLEMENTAL RETIREMENT PLAN TRUST


   THIS TRUST AGREEMENT, made and entered into as of this 30th day of December, 1993, by SOUTHWESTERN ENERGY COMPANY, a corporation organized under the laws of the State of Arkansas, hereinafter referred to as the "Corporation"; and McIlroy Bank Division, Arvest Trust Company, N.A., hereinafter referred to as the "Trustee";

                           W I T N E S S E T H:

   WHEREAS, The Corporation maintains the Southwestern Energy Company Supplemental Retirement Plan (the "Plan"), adopted as of May 31, 1989 and amended and restated as of December 15, 1993, under which the Corporation has agreed to provide supplemental retirement income for the benefit of certain highly compensated employees;

   WHEREAS, The Plan is administered by a committee which has general responsibility and authority to take or direct any action required or advisable with respect to the administration of the Plan (the "Committee");

   WHEREAS, The Plan has been amended to permit periodic contributions to irrevocable trust funds established for the benefit of some Participants in the Plan at the Corporation's discretion; and

   WHEREAS, Under the Plan, as amended and restated, any contributions the Corporation elects to make are to be forwarded to the trustee of the trust established by a trust agreement in accordance with the Plan;

   NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Corporation and the Trustee declare and agree as follows:


SECTION 1.  ESTABLISHMENT AND TITLE OF THE TRUST

   1.1 The Corporation hereby establishes with the Trustee a trust to be known as the Southwestern Energy Company Supplemental Retirement Trust (hereinafter referred to as the "Trust"), consisting of such sums of money and other property acceptable to the Trustee as from time-to-time shall be paid or delivered to the Trustee. All such money and other property, less all payments and charges as authorized herein, are hereinafter referred to as the "Trust Fund."

   1.2 The Trust Fund shall be held by the Trustee in trust and shall be dealt with in accordance with the provisions of this Trust Agreement.

   1.3 The Trust Fund shall be held for the exclusive purpose of providing payments to Participants and defraying reasonable expenses of administration in accordance with the provisions of the Trust Agreement until all such payments as are required by the Trust Agreement have been made.


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

SECTION 2.  ACCEPTANCE BY THE TRUSTEE

   2.1 The Trustee accepts the Trust established under the Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under the Trust Agreement.


SECTION 3.  LIMITATION ON USE OF FUNDS

   3.1 No part of the principal or income of the Trust Fund shall be recoverable by the Corporation or used for any purpose other than for the exclusive purpose of providing payments to Participants and their beneficiaries in accordance with the provisions of the Trust Agreement and paying withholding taxes or other taxes or charges as provided herein.


SECTION 4.  DUTIES AND POWERS OF THE TRUSTEE WITH RESPECT TO INVESTMENTS

   4.1 The Trustee shall hold the Trust assets, and any cash received by the Trustee on behalf of the Participant pending distribution, in accordance with
Section 6. The Trustee shall invest and reinvest the principal and income of the trust pursuant to the directions of the Committee, or an investment manager or investment managers selected by the Committee in accordance with
Section 2(c) of the Plan, which directions may specify that the Trustee invest in tax-free investments or in liquid accounts which need not provide for the payment of interest. The Trustee shall comply to the extent permitted by law with any such directions so made. Except as otherwise provided in Section 6.2(a), with respect to a failure of the Corporation or the Committee, as applicable, to forward certain amounts or, in the event of a termination of the Trust, to the extent permitted by applicable law, the Trustee shall not dispose of any Trust asset except upon the written direction of the Committee pursuant to Section 6. The Committee may direct the Trustee to substitute for any Trust assets allocated to a Participant fully-paid annuity contracts issued by an insurance company authorized to do insurance business in the State of Arkansas and having equivalent terms and conditions to such allocated Trust assets. The Committee shall specify in writing in the directions to the Trustee, the name and address of the insurance company and the terms and conditions of any such annuity contracts.

   4.2
       (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and in the best interests of the Participant.

       (b) The assets of the Trust may not be commingled with the assets of any other trust established pursuant to the Plan for investment or any other purposes.


SECTION 5.  ADDITIONAL POWERS AND DUTIES OF THE TRUSTEE

   5.1 In accordance with Section 4, the Trustee shall have the following powers and authority with respect to all property constituting a part of the Trust Fund

       (a) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such


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

plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

       (b) To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

       (c) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

       (d) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust.

       (e) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any such property.

       (f) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity and to deposit or arrange for the deposit of any such securities with such a system.

       (g) To engage any legal counsel, including counsel to the Corporation, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to pay their reasonable fees, expenses and compensation.

       (h) To make, execute and deliver, as Trustee, any and all deeds, guarantees, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.


SECTION 6.  CONTRIBUTIONS AND PAYMENT

   6.1
       (a) At such time as the Corporation forwards the initial contribution to the Trust, the Corporation or, if it does not act, the Committee shall provide the Trustee with (i) the name, address of record and social security number of the Participant , (ii) the beneficiary or beneficiaries designated to receive any payments due after the death of the Participant in accordance with the Plan and (iii) such other information as may be required to facilitate payments to the Participant and the Participant's designated beneficiaries by the Trustee.

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       (b)  The amount of each contribution to the Trust Fund on behalf of a
Participant shall be held in a separate trust (the "Trust Account") established and maintained by the Trustee for such Participant.

       (c) The value of each Trust Account shall be adjusted as of each date on which a contribution to the Trust allocable to a Participant is forwarded by the Corporation, the Trustee receives any payment under a Contract or the Trustee is required to make a payment to the Participant or the Participant's designated beneficiary or beneficiaries, but no less frequently than annually, to reflect the effect of contributions received, payments made, and all other transactions of the preceding period. Such adjustments shall be made by
(i) deducting the total of all payments made from the Trust Account during such period, (ii) adding the total amount of all contributions allocated to the Trust Account, and (iii) adding or deducting, as the case may be, all income received and accrued and realized and unrealized profits and losses attributable to the Trust Account. The Trustee shall deliver a written copy of such valuation to the Participant and the Committee within 30 business days after each valuation date. The Participant and the Committee shall have 90 days in which to file written objections to such valuation with the Trustee. If no written objections have been filed within such 90-day period, such valuation shall be conclusive and binding to the maximum extent permitted under applicable law, upon all persons having an interest in the Trust.

   6.2 The Trustee shall make payments pursuant to the following provisions of this Section 6.2.

       (a) The Trustee shall distribute to each Participant from such participant's Trust Account the income of such Trust Account, including net realized capital gains, annually and, in addition, shall distribute from the principal of the trust an amount necessary to reduce the taxable income of such Participant's Trust Account for each taxable year, to the extent possible, to zero.

       (b) For each calendar year during which this Trust Agreement is in effect, the Committee shall calculate the estimated federal, state and local income taxes payable by the Participant in respect of the Participant's Trust Account. In making this calculation, the Committee shall assume that the participant is subject to the marginal federal income tax rate applicable to the highest income level and the maximum applicable marginal state and local income tax rate (based on the Participant's state and city of residence as shown on the records of the Corporation and the state and city in which he works, but without otherwise considering the Participant's individual circumstances). Such amount shall be referred to herein as the Participant's "Tax Liability." The committee shall notify the Trustee of the Participant's Tax Liability promptly after it has been calculated by the Corporation. Within 30 days after the end of each calendar year, the Trustee shall distribute to each Participant the participant's Trust Account an amount equal to the lesser of (i) the value of the Participant's funded Benefit Account or (ii) the excess, if any, of (A) the Participant's Tax Liability in respect of the Participant's Trust Account for such calendar year (taking into account any withholding taxes paid in respect of such Tax Liability), over
(B) the amount distributed pursuant to Paragraph (a) of this section, after reduction for any applicable federal, state or local income taxes payable with respect thereto.

       (c) The Trustee shall, subject to paragraph (d) below, distribute such other amounts to the Participant at such time and in such manner as the Corporation or Committee shall direct the Trustee as is required under the Plan. Provided, however, that, unless otherwise provided under the Plan, no payment shall be made to the Participant under this Section until the Participant is eligible to elect to commence receiving benefits under the Southwestern Energy Company Employee Pension Plan. The Trustee shall remit such payments (i) with reasonable promptness to the


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Participant (or to the Participant's designated beneficiary or beneficiaries, if the Participant shall not then be living), provided that each payment made shall be remitted within 10 days after the end of the calendar month for which such payment is due or (ii) within such longer time periods as directed by the Committee in accordance with applicable law.

       (d) In the event of the termination of the Trust, a distribution of the assets held in the Trust Account shall be made by the Trustee to the Participant (or the Participant's designated beneficiary or beneficiaries in the event the Participant is not then living) to the extent permitted by law.

       (e) The Trustee shall withhold and transmit to the appropriate taxing authorities all required amounts from all payments made under this Section 6.2, and shall furnish to the Participant, to the extent required by applicable law, an IRS Form 1099 or other appropriate form, in respect of the amount of taxable income credited to his Trust fund during each applicable year and the amount of taxes withheld in respect thereof. The Corporation shall withhold and transmit to the appropriate taxing authorities all such required amounts from contributions to the Trust.


SECTION 7.  THIRD PARTIES

   7.1 A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.


SECTION 8.  COMPENSATION

   8.1 As of the date this Trust is adopted, and as of, or before, the first day of each calendar quarter thereafter (or such other period as the Trustee and the Corporation shall mutually agree), the Corporation shall pay the Trustee such reasonable compensation for its services as may be agreed upon in writing from time to time by the Committee and the Trustee.

   8.2 Expenses and Trustee's compensation payable pursuant to Section 8.1 shall in no event be chargeable or payable from the Trust Fund.

   8.3 Brokerage charges, transfer taxes, and other expenses incident to any investment transaction by the Trustee with respect to the trust fund shall be deemed to be part of the securities or other property acquisitions or deducted in computing the proceeds from securities or other property disposed, as the case may be.

SECTION 9.  ADMINISTRATION AND RECORDS

   9.1 The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Committee or the Participant. All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Committee and the Participant with an interest in the Trust Fund in


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writing of its intention to do so and transferring to the Committee any of such accounts, books and records requested.

   9.2 Within 30 days after the close of each calendar year, and within 30 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Committee a written account setting forth all receipts, disbursements and other transactions effected by it during the preceding calendar year or during the period from the close of the preceding calendar year to the date of such removal, resignation or termination, including a statement of all cash and other property held at the end of such calendar year or other period. Unless such written account is fraudulent, to the extent permitted by applicable law, the Trustee shall be released from liability with respect to the propriety of its acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Corporation or the Committee shall, within 90 days from the date of filing such annual or other account, file with the Trustee written objections.

   9.3 The Trustee shall from time to time permit any independent public accountants selected by the Corporation or the Committee to have access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

   9.4 Nothing contained in the Trust Agreement shall be construed as depriving the Corporation or the Participant of the right to have a judicial settlement of the Trustee's accounts, and, upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions, the only necessary parties thereto in addition to the Trustee shall be the Committee and the Participant.

   9.5 In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor Trustee all records which shall be required by the successor Trustee to enable it to carry out the provisions of this Trust Agreement.

   9.6 In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Committee and the Trustee may from time to time agree.


SECTION 10. REMOVAL OR RESIGNATION OF THE TRUSTEE AND DESIGNATION OF SUCCESSOR TRUSTEE

   10.1 At any time, the Committee may remove the Trustee, with or without cause, upon at least 30 days' notice to the Trustee.

   10.2 The Trustee may resign at any time upon at least 60 days' notice in writing to the Committee.

   10.3 In the event of such removal or resignation, the Trustee shall duly file with the Committee a written account as provided in Section 9.2 above for the period since the last previous annual accounting, listing the cash and other property held in the Trust and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous account.

   10.4 Within 30 or 60 days, as applicable, after any such notice of removal or resignation of the Trustee, the Committee or the Corporation shall designate a successor Trustee qualified to act hereunder. Each such successor Trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon an individual Trustee, and the word "Trustee," wherever


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used herein, except where the context otherwise requires, shall be deemed to include any successor Trustee. Upon designation of a successor Trustee and delivery to the resigned or removed Trustee of written acceptance by the successor Trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.


SECTION 11.  ENFORCEMENT OF TRUST AGREEMENT AND LEGAL PROCEEDINGS

   11.1 The Corporation and the Committee shall have the right to enforce any provision of this Trust Agreement, and the Participant shall have the right as a beneficiary of the Trust to enforce any provision of this Trust Agreement that affects the right, title and interest of the Participant. In any action or proceedings affecting the Trust, the only necessary parties shall be the Committee, the Trustee and the Participant, and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust.


SECTION 12.  AMENDMENTS

   12.1 The Board of Directors of the Corporation (or, to the extent authorized by the Board of Directors of the Corporation, the Committee) may from time to time amend or modify any of the provisions of this Trust Agreement, except Sections reducing 1.3 and increasing the 3.1; provided, however, that no amendment to the Trust Agreement materially reducing the rights or increasing the obligations of the Trustee shall be effective without the Trustee's consent.

   12.2 The Corporation (or, in the case of amendments which do not materially affect the costs of maintaining the Plan and Trust, the Committee) and the Trustee (if applicable) shall execute such supplements to, or amendments of, the Trust Agreement as shall be necessary to give effect to any such amendment or modification.


SECTION 13.  TERMINATION

   13.1 The Trust shall continue for such time as may be necessary to accomplish the purpose for which it was created, but, subject to the terms of the Plan, the Committee may terminate the Trust at any time upon 30 days' notice in writing to the Trustee.

   13.2 Upon receipt by the Trustee of valid notice of termination of the Trust pursuant to Section 13.1, the Trustee shall, with reasonable promptness, arrange for the orderly distribution of all Trust property in accordance with
Section 6.2 and applicable law. The Trust shall continue until no property is held thereunder.


SECTION 14.  NON ALIENATION

14.1 Insofar as applicable law or the Plan may otherwise require, (i) no amount payable to or in respect of the Participant at any time under the Trust shall be subject in any manner to


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alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void, and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of the Participant or the Corporation or any of its affiliates.


SECTION 15.  COMMUNICATIONS

   15.1 Communications to the Corporation or the Committee shall be addressed to the Corporation, or to the Committee in care of the Corporation, in either case at 1083 Sain Street, Fayetteville, Arkansas 72703, to the attention:
Treasurer, provided, however, that upon the Corporation's written request, such communications shall be sent to such other address as the Corporation may specify.

   15.2 Communications to the Trustee shall be addressed to it at One McIlroy Plaza, Fayetteville, Arkansas 72701, provided, however, that, upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

   15.3 Communications to the Participant shall be addressed to the Participant as specified in Section 6.1; provided, however, that, upon the Participant's written request, such communications shall be sent to such other addresses as the Participant may specify.

   15.4  Communication shall be deemed given when mailed or hand delivered.

   15.5 Any action of the Committee pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Committee to the Trustee, shall be in writing signed on behalf of the Committee by any member thereof, unless the Committee shall otherwise direct by resolution certified to the Trustee by the Secretary of the Committee. Any such action of the Corporation pursuant to the Trust Agreement shall be in writing and signed on behalf of the Corporation by any duly authorized officer of the Corporation. The Trustee may rely on, and will be fully protected with respect to any action taken or omitted in reliance on, any information, order, request, direction, instruction, approval, objection, and list delivered to the Trustee by the Committee or any such action of the Corporation or, to the extent applicable under this Trust Agreement, by the Participant, the Participant's surviving spouse or other designated beneficiary or the legal representatives of the Participant's estate.

   15.6 The Board of Directors of the Corporation shall from time to time certify to the Trustee the membership of the Committee and the Committee shall from time to time certify to the Trustee the person or persons authorized to act for the Committee; provided, however, that certification shall not be required where the membership of the Committee or such authorized person or persons has not changed subsequent to the immediately preceding pertinent certification. The Trustee may continue to rely on any such certification until notified to the contrary.


SECTION 16.  MISCELLANEOUS PROVISIONS

   16.1 The Trust Agreement shall be binding upon and inure to the benefit of the Corporation, the Participant and the Trustee and their respective permitted successors and assigns.


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   16.2.  The Corporation agrees, to the extent permitted by law, to indemnify the Trustee and hold it harmless from and against any liability that it may incur in the administration of the Trust Fund, except to the extent that any such cost is the result of the negligence or misconduct of the Trustee, its officers, its employees or its agents. The Trustee shall not be reimbursed out of the assets of the Trust Fund in the event that the Corporation has not fulfilled its obligations under the foregoing provisions of this Section. To the maximum extent permitted by applicable law, no personal liability whatsoever shall attach to or be incurred by any employee, officer or director of the Corporation, as such, or as a member of the Committee, under or by reason of the terms or conditions contained in or implied from this Trust Agreement.

   16.3 The Trustee may employ such ministerial agents as it shall choose to assist it in the performance of the Trustee's administrative duties if the Trustee reasonably believes in the exercise of its discretion that such an arrangement is in the best interests of all interested persons and will improve the efficiency of the administration of the Trust Fund.

   16.4 To the extent permitted by law, the Trustee shall be entitled to rely, and shall be fully protected in so relying, upon any written instructions reasonably believed to have been received from the Committee provided in accordance with the terms of the Trust Agreement. The Corporation shall designate the persons who comprise the Committee and the Committee shall designate up to three persons to provide instructions to the Trustee. Any changes in the authorized persons must be communicated to the Trustee by a person then designated to the Trustee as an authorized person.

    16.5 The Trustee assumes no obligation, responsibility or duty to determine whether the amount of any contribution is in accordance with the Plan or to collect or enforce payments of any such contribution.

   16.6 Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred, shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any act.

   16.7 Title to the Sections of the Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of the Trust Agreement.

   16.8 To the extent not preempted by any laws of the United States now or hereinafter enacted, the Trust Agreement and the Trust established hereunder shall be governed by and construed, and all provisions hereof shall be enforced and administered, according to the laws of the State of Arkansas.

   16.9 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.


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


IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto on the 30th day of December, 1993.


                                                 SOUTHWESTERN ENERGY COMPANY


                                                 By:  /s/ STANLEY D. GREEN
                                                      -------------------------
                                                      Executive Vice President
Attest
/s/ GREG D. KERLEY
- -------------------
Secretary

                                                 TRUSTEE

                                                 By: /s/ ROBERT P. PLUMMER
                                                     --------------------------
                                                     Its: Senior Vice President
                                                     & Trust Division Manager
                                                     --------------------------












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